Exhibit 8.1

October 22, 2026

Inflection Point Acquisition Corp. VI

1680 Michigan Ave, Suite 700 #1031,

Miami Beach, FL 33139

Ladies and Gentlemen:

We have acted as counsel to Inflection Point Acquisition Corp. VI, a special purpose acquisition company incorporated as a Cayman Islands exempted company (“Purchaser”, and after the Domestication (as defined below), “Domesticated Purchaser”), in connection with the transactions contemplated by the Business Combination Agreement, dated as of June 8, 2026 (as amended by Amendment No. 1, dated as of October 22, 2026, and as may be further amended or restated from time to time, the “Business Combination Agreement”), by and among Purchaser, IPFX PubCo, Inc., a Delaware corporation and direct, wholly owned subsidiary of Purchaser (“Pubco”), IPFX Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“Merger Sub”), and Quantum Space, LLC, a Delaware limited liability company (the “Company”), pursuant to which, among other things, (1) at least one day prior to the Closing Date, Purchaser will de-register in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and section 206 of the Cayman Islands Companies Act pursuant to a plan of domestication (the “Plan of Domestication”) (the “Domestication”), (2) the Company will effectuate a recapitalization pursuant to which, among other things, all outstanding equity securities of the Company, other than the Series B Preferred Units and Series B Warrants issued to the Series B Investors in the Series B Investment, will be converted or exchanged into Company Common Units (the “Recapitalization”), (3) Merger Sub will merge with and into Domesticated Purchaser, with Domesticated Purchaser continuing as the surviving corporation and a direct, wholly owned subsidiary of Pubco, as a result of which each then issued and outstanding share of Domesticated Purchaser Class A Common Stock will convert automatically into a share of Pubco Class A-1 Common Stock and each then issued and outstanding Domesticated Purchaser Warrant will convert automatically into a Pubco Warrant (the “Merger”), (4) each Direct Pubco Seller will contribute to Pubco all of its Company Common Units, and each Up-C Seller will contribute to Pubco a portion of its Company Common Units (and retain the balance of its Company Common Units), in each case in exchange for shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock (the “Seller Contributions”), (5) each Series B Investor will contribute to Pubco all of its Series B Preferred Units in exchange for shares of Pubco Convertible Preferred Stock (the “Preferred Contributions”) and may elect to contribute to Pubco all of its Series B Warrants in exchange for Preferred Investor Warrants (the “Warrant Contributions”), (6) each Up-C Seller will purchase from Pubco, pursuant to the Seller Class B Subscription Agreement, a number of shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock in respect of the Company Common Units retained by such Up-C Seller (the “Class B Subscriptions”), (7) the PIPE Investors will purchase from Pubco shares of Pubco Series A Convertible Preferred Stock and Preferred Investor Warrants pursuant to the PIPE Subscription Agreements (the “PIPE Investment”), (8) immediately following the Seller Contributions, the Preferred Contributions and the Warrant Contributions, Pubco will contribute to Domesticated Purchaser all Company Common Units, Series B Preferred Units and Series B Warrants received by Pubco in such contributions, together with all remaining Available Purchaser Closing Cash held by Pubco after payment of transaction costs, and Domesticated Purchaser will in turn contribute such remaining Available Purchaser Closing Cash to the Company in exchange for additional Company Common Units and Series B Preferred Units, and (9) the other transactions contemplated by the Business Combination Agreement and described in the Registration Statement (as defined below) will be consummated (the Domestication, the Recapitalization, the Merger, the Seller Contributions, the Preferred Contributions, the Warrant Contributions, the Class B Subscriptions and the PIPE Investment, together with the foregoing transactions, the “Business Combination”). Reference is made to the Registration Statement on Form S-4 of Pubco (Registration No. 333-299286), originally filed with the Securities and Exchange Commission on October 5, 2026, including the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the Business Combination. Capitalized terms used but not defined herein have the meanings given to such terms in the Business Combination Agreement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement, the Registration Statement, the amended and restated memorandum and articles of association of Purchaser, the certificate of domestication and charter of Domesticated Purchaser to be filed with the Secretary of State of the State of Delaware, the Company A&R Operating Agreement, the Seller Class B Subscription Agreement, the Series B SPA, the PIPE Subscription Agreements, the Tax Receivable Agreement and such other agreements and documents as we have deemed necessary or appropriate, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In our examination, we have assumed, without independent verification or investigation, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents), (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents, (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms, (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents, (v) that all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, limited liability company or other) to execute, deliver, and perform the obligations in such documents, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, (vii) that any statements and representations with respect to factual matters made in the certificates dated as of the date hereof from an officer of each of Purchaser, Pubco and Merger Sub, and the Company (the “Officers’ Certificates”) “to the knowledge of” or “to the best knowledge of” any person or similarly qualified are true, complete and correct without such qualification, (viii) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement, (ix) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the existence of any plan, intention, understanding or agreement, that there was in fact an actual intention to execute such plan, intention, understanding or agreement, as the case may be, (x) that the Business Combination has been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements, (xi) that Purchaser, Pubco, Merger Sub, the Company and all other relevant parties have timely reported or will timely report the Domestication, the Merger, the Seller Contributions, the Preferred Contributions, the Warrant Contributions, the Class B Subscriptions, the PIPE Investment and other relevant portions of the Business Combination for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion letter, except as required by regulatory pronouncements or a court of competent jurisdiction, and (xii) that any such documents that have not been executed as of the date hereof will be executed in substantially the form filed as an exhibit to the Registration Statement or, if not so filed, in substantially the form of the most recent draft thereof reviewed by us, in each case without material change. In rendering our opinions we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

We have not considered and we render no opinion on any aspect of law other than as expressly set forth below. Additional issues may exist that could affect the U.S. federal tax treatment of the Business Combination, and this opinion does not consider or provide a conclusion with respect to any additional issues.

The opinions set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as available and in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinions are based are subject to change, and any such change could apply retroactively. There can be no assurance that positions contrary to those stated in our opinions will not be asserted by the Internal Revenue Service (“IRS”) and (as customary in transactions of this type) no rulings will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or otherwise in connection with the transactions effected pursuant to the Business Combination Agreement (and any other documents or agreements executed in connection with the transactions contemplated thereunder). This opinion is being delivered prior to the consummation of the Domestication and the other transactions comprising the Business Combination and therefore is prospective and dependent on future events. The opinions expressed below are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations contained herein and in the section of the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations”, it is our opinion that, for U.S. federal income tax purposes, (1) the Domestication should qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and (2) (i) the Merger, (ii) the Seller Contributions, (iii) the Preferred Contributions, (iv) the Class B Subscriptions, (v) the PIPE Investment and (vi) the Warrant Contributions (to the extent made by persons also participating in transactions described in clauses (i) through (v)), taken together, should qualify as an integrated transaction described in Section 351(a) of the Code.

We express no opinion on (i) the potential qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, or (ii) the U.S. federal income tax consequences of the Domestication or the Business Combination pursuant to Section 367 of the Code or the passive foreign investment company rules.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ White & Case LLP

SCG:AMC:HD

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